Forza Innovations Inc. Announces Update from the CEO

San Diego, California – (February 3, 2021) – Forza Innovations Inc. (OTC Pink: FORZ) (the “Company”) a wearables technology development business, is pleased to announce an update from its Chief Executive Officer, Johnny Forzani.

We all know that the stock market is incredibly volatile, the scoreboard starts running the day you start trading, regardless of the stature or current financial position. Unlike the private sector, where things operate in reverse. You start by raising the amount of capital needed to successfully launch your product, once you have achieved your target goal, you can then release your product into the public domain. I am here to tell you our company is finally in the position to make some serious moves. As previously announced, we have successfully raised capital and are now at the stage where the FORZ team is being assembled and ready for battle.

I am pleased to announce the launch of the Company’s new office space in downtown San Diego, California. The facility provides the office and lab innovation space for the entire Forza team to work together in one location, improving collaboration and boosting productivity. The new office enables Forza to accelerate growth within the tech industry via innovation and diversification.

We are very excited to be located in the newest tech hub of San Diego. With nearby San Diego State University College of Engineering and The University of San Diego's Shiley-Marcos School of Engineering we have the opportunity to recruit world-class engineers and computer scientists from nationally recognized programs.

On the corner of 9th and J Street, with a stunning view of Petco Parks open-air ballpark, home of the Padres our in-house product development and engineering team will be hitting home runs with inspiration for our innovation. Developing new business ideas into a viable product or service is a critical part of our horizontal integration business strategy. Our innovation lab will be staffed with various engineers and all necessary equipment needed to prototype, design, and innovate our product line. Forza will be capable of building finished unique transformative products in house, that have yet to be seen in this wearable health tech space.

As a product designer that has 2 patents, I am certain that we are able to create new intellectual patentable technology with the team that we have in place, our goal in completing this will be within the next 90 days. A complete revamp of the WarmUp line J4, J4X, and the J4 core belt are all underway, and we are beyond excited to show the world the upgraded versions, that will have world class performance, and functionality.

The future of Forza is an innovation Hub that entices likeminded entrepreneurs to partner and utilize our multifaceted expertise. Everything starts off with a simple idea. The future of FORZ will have the aptness to transform ideas into finished commercial products. The San Diego Padres were one of baseball's great breakout stories of 2020, Forza Innovations Inc. will be techs big breakout stories of 2022.

About Forza Innovations Inc.

The Company is in the health-tech wearable performance business. The Company has acquired all of the ownership and the rights to certain late, developmental stage, WarmUp products. WarmUp are cutting edge, innovative, wearable, back compression devices. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

Please refer to the Company's website www.forzainnovates.com.

For further information please contact the Company at: info@forzainnovates.com

On behalf of the Board,

Forza Innovations Inc.

Johnny Forzani, President & Chief Executive Officer

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding the closing of the exchange agreements and expected reduction in our total outstanding debt and annual interest payments. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "outlook," "potential" or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading "Risk Factors" in the quarterly and annual reports filed with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.